Suprachoroidally Injected CLS-TA Improves Visual Acuity and Macular Edema in Noninfectious Uveitis: Results of the Phase 3 PEACHTREE Study Steven Yeh, MD M. Louise Simpson Associate Professor of Ophthalmology Faculty Fellow, Emory Global Health Institute Emory Eye Center American Society of Retina Specialists Annual Meeting Vancouver, B.C. July 25, 2018 Exhibit 99.1

Financial Disclosures Clearside Biomedical, Inc. (Consultant) Santen (Consultant) AGTC (Consultant) Research to Prevent Blindness (Grant) Marcus Foundation Combating Childhood Illness Seed Funding (Grant)

Israel India Thank You to the PEACHTREE Investigators! USA

Macular Edema Due to Noninfectious Uveitis Uveitis and Macular Edema Macular edema (ME) is the leading cause of vision impairment and vision loss in uveitis ME is common 40% to 60% of intermediate, posterior and panuveitis 20% anterior Therapeutic options for ME Local periocular and intravitreal corticosteroids Systemic corticosteroids and steroid-sparing medications

Suprachoroidal Injection for Posterior Segment Disease

- **Novel technique for suprachoroidal injection**
  - 30G needle approx. 1000 microns in length
  - Proprietary microinjector syringe
- **Laboratory data: Suprachoroidal vs. intravitreal injection**
  - Higher bioavailability in the choroid, RPE, and retina
  - Lower exposure to the anterior segment
  - Potential for improved efficacy and safety



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CLEARSIDE

PEACHTREE: Phase 3, Randomized, Controlled, Double-Masked, Multicenter Trial Primary endpoint: Proportion of subjects in each arm gaining ≥15 ETDRS letters in BCVA from baseline at week 24 3:2 randomization of suprachoroidally injected CLS-TA (N=96) vs. sham procedure (N=64) Day 0 Wk 4 Wk 8 Wk 12 Wk 16 Wk 20 Wk 24 Suprachoroidal CLS-TA Suprachoroidal CLS-TA Day 0 Wk 4 Wk 8 Wk 12 Wk 16 Wk 20 Wk 24 Sham Sham Active Arm: Suprachoroidal injection of 4 mg CLS-TA Control Arm: Sham injection procedure Evaluation period – 6 months Enrollment Both Arms: Rescue therapy at any time according to pre-specified criteria

Key Inclusion and Exclusion Criteria Inclusion Non-infectious uveitis of any associated diagnosis/ etiology Any anatomic location: anterior, intermediate, posterior and panuveitis Diagnosis of macular edema with central subfield thickness >300 microns Visual acuity: ≥5 and ≤70 ETDRS letters; 20/40 to 20/800 Patients could have active or controlled disease at enrollment Exclusion Any active ocular disease or infection in the study eye other than uveitis Intraocular pressure >22 mmHg or uncontrolled glaucoma; subjects could be on up to 2 IOP-lowering medications ETDRS: Early treatment of diabetic retinopathy study IOP: intraocular pressure

Baseline Demographic Characteristics Were Similar Between Treatment Groups Characteristic CLS-TA N=96 Control N=64 Overall N=160 Gender, n (%) Male 42 (43.8) 30 (46.9) 72 (45.0) Female 54 (56.3) 34 (53.1) 88 (55.0) Age (years), mean (SD) 50.4 (14.2) 50.0 (15.1) 50.2 (14.5)

Baseline Ocular Characteristics Were Similar Between Treatment Groups Characteristic CLS-TA N=96 Control N=64 Overall N=160 BCVA, study eye (ETDRS letters) Mean (SD) 54.7 (13.9) 53.5 (12.9) 54.2 (13.5) Median (range) 57 (9-89) 54 (12-79) 56 (9-89) CRT, study eye (μm) Mean (SD) 479.8 (149.7) 518.0 (150.0) 495 (150.5) Median (range) 456 (256-857) 517 (274-861) 481 (256-861) Uveitis anatomic location, n (%) Anterior 27 (28.1) 14 (21.9) 41 (25.6) Intermediate 34 (35.4) 23 (35.9) 57 (35.6) Posterior 22 (22.9) 13 (20.3) 35 (21.9) Panuveitis 28 (29.2) 24 (37.5) 52 (32.5)

p<0.001 for comparison PEACHTREE Met Its Primary Efficacy Endpoint: Visual Acuity Gain ≥15 ETDRS Letters from Baseline Intention-to-treat population; LOCF imputation. The p-value is based on a CMH Cochran-Mantel-Haenszel test for general association between treatment and response with stratification by country. ETDRS, Early treatment diabetic retinopathy study; LOCF, last observation carried forward. Subjects gaining ≥15 ETDRS letters from baseline, % Percent subjects n=45 n=10

Mean Change in BCVA Improvement From as Early as Week 4 Through Week 24 in the CLS-TA Arm Intention-to-treat population; LOCF imputation. t-test. Differences between the CLS-TA and control arms were significant at each visit. BCVA, best corrected visual acuity. Observation (week) ∆=10.8 Letters Mean change at week 24 from baseline in BCVA in ETDRS letters read Mean change at each visit from baseline in BCVA in ETDRS letters read p<0.001 p<0.001 for comparison Mean change, ETDRS letters Mean change, ETDRS letters

% Subjects Reading ≥70 ETDRS Letters (20/40 or Better) by Treatment Arm Intention-to-treat population; LOCF imputation. Percent patients

Mean Change in Central Subfield Thickness Improvement From as Early as Week 4 through Week 24 in CLS-TA Arm Intention-to-treat population; LOCF imputation. CST, central subfield retinal thickness. Observation (week) ∆=134.7 µm p<0.001 p<0.001 for comparison Mean change, CST Mean change, CST Mean change from baseline at week 24 in central subfield thickness (µm) Mean change at each visit from baseline in central subfield thickness (µm)

Resolution of Macular Edema, CST <300 μm Improvement in CLS-TA group at Week 4, Maintained through Week 24 Intention-to-treat population; LOCF imputation. Less than 300 microns by SD-OCT CST, central subfield retinal thickness. Percentage of subjects with CST <300 μm Time (week) Percent subjects

Over 85% of the patients in the CLS-TA arm did not require rescue therapy Kaplan–Meier Analysis: Time to Rescue Proportion of subjects not rescued Time to rescue, days CLS-TA Control Censored

Safety Patient Retention 97% of patients completed the study Serious Adverse Events There were no deaths in the study Three serious adverse events none considered to be treatment-related; none led to study discontinuation

Ocular Adverse Events: Study Eye Adverse Events, n (%) CLS-TA 4.0 mg N=96 Control N=64 Total number of ocular adverse events 122 54 Number of subjects with ≥1 ocular AEs 49 (51.0) 37 (57.8) Treatment-related ocular AEs 29 (30.2) 8 (12.5) Serious ocular AEs 1 (1.0) 0 Treatment-related serious AEs 0 0 Number of subjects with ≥1 eye disorder 41 (42.7) 34 (53.1)

Ocular Adverse Events in ≥5% of Subjects Adverse Events, n (%) CLS-TA 4.0 mg N=96 Control N=64 Cataract 7 (7.3) 4 (6.3) Cystoid macular edema 0 11 (17.2) Eye pain: time of procedure 12 (12.5) 3 (4.7) Eye pain: any time post procedure 6 (6.3) 0 Elevated IOP: time of procedure 8 (8.3) 0 Elevated IOP: corticosteroid-related 11 (11.5) (10) 15.6* Uveitis 2 (2.1) 7 (10.9) Vitreous detachment 5 (5.2) 1 (1.6) *All IOP-related events in the control group occurred after rescue local corticosteroid administration.

Elevated IOP Adverse Events Percent subjects n=11/96 n=10/64 Percent subjects n=11/96 n=10/38* n=10/38 n=10/38 IOP AE Rates Among Controls by Type of Rescue Percent subjects CLS-TA and Control Subjects Percent subjects 0 0 “Elevated IOP” includes (a) increased IOP, (b) ocular hypertension, and (c) glaucoma. AE, adverse event; IOP, intraocular pressure. Percent subjects n=10/38

Cataract Adverse Events New or worsening cataracts occurred with similar frequency in the CLS-TA and control groups No AE of cataract-related surgeries in this trial “Cataract” includes (a) cataract, (b) cataract subcapsular, and (c) cataract nuclear. Percent subjects n=7 n=4

PEACHTREE Study: Take Home Points Efficacy Suprachoroidal CLS-TA met the primary study endpoint, with a significantly greater proportion of subjects vs. control with ≥15 ETDRS BCVA gain at 6 months CLS-TA improved macular edema in uveitis patients by OCT criteria Vast majority of patients in CLS-TA arm did not require rescue therapy during study Safety Favorable safety profile overall with no SAEs attributable to suprachoroidal CLS-TA Low rates of elevated IOP and cataract

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